UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

May 5, 2021

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Exchange of which registered
Common stock, par value $0.00001 per share	ENVA	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Revolving Credit Facility

On May 10, 2021, Enova International, Inc. (the “Company”) and certain of its subsidiaries amended their secured asset-backed revolving credit agreement (as previously amended, the “TBK Facility”) by entering into the Fifth Amendment, Consent and Joinder to Credit Agreement and Amendment to Security Agreement (the “Fifth Amendment”) with TBK Bank, SSB, as administrative agent and collateral agent, and the lenders party thereto.

The following table summarizes certain key terms of the TBK Facility, as amended by the Fifth Amendment.

	Original TBK Facility	Amended TBK Facility
Commitment Amount	$125.0 million	$310.0 million
Maturity Date	June 30, 2022	June 30, 2025
Advance Rate	65%	75%
Interest Rate	Prime Rate + 1.00%	Prime Rate + 0.75%

In addition to the above, the Fifth Amendment provides for certain prepayment penalties if the TBK Facility, as amended by the Fifth Amendment, is terminated on or before the first and second anniversaries of the Fifth Amendment, subject to certain exceptions, including early renewal or extension. The syndicate of lenders in the TBK Facility, as amended by the Fifth Amendment, increased from four lenders to seven lenders.

The foregoing description of the Fifth Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement as amended by the Fifth Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-Q for the fiscal quarter ending June 30, 2021.

Asset-Backed Securitization Facility

On May 5, 2021, OnDeck Asset Securitization Trust III LLC (“ODAST III”), a wholly-owned subsidiary of Enova International, Inc. (the “Company”), issued $300 million initial principal amount of Fixed-Rate Asset Backed Notes (the “Series 2021-1 Notes”) in a securitization transaction (the “Series 2021-1 Transaction” and such series, the “2021-1 Series”). The Series 2021-1 Notes are the first series of notes ever issued by ODAST III. On May 5, 2021, the proceeds of the Series 2021-1 Transaction were used to purchase small business loans from On Deck Capital, Inc. (“ODC”) and ODK Capital, LLC, each of which is a wholly-owned subsidiary of the Company (“ODK”, and together with ODC, “OnDeck”), that will be pledged as collateral for the Series 2021-1 Notes. OnDeck used substantially all the proceeds from ODAST III to purchase such small business loans from certain of its subsidiaries and for other general corporate purposes.

The Series 2021-1 Notes were issued in four classes, Class A, Class B, Class C and Class D, were rated by DBRS, Inc. and Kroll Bond Rating Agency, LLC on the issue date and were priced with a weighted average fixed interest coupon of 2.07% per annum. The Series 2021-1 Notes were issued pursuant to the Base Indenture dated as of May 5, 2021 (as amended, the “Base Indenture”), as supplemented by the Series 2021-1 Indenture Supplement, dated as of May 5, 2021 (the “Series 2021-1 Indenture Supplement” and together with the Base Indenture, the “Indenture”), by and between ODAST III and Deutsche Bank Trust Company Americas, as Indenture Trustee. The Series 2021-1 Notes are, and future series of notes, if any, issued under the Base Indenture will be, secured by and payable from such series pro rata allocation of collections received on a revolving pool of small business loans transferred from time to time from OnDeck to ODAST III. At the time of issuance of the Series 2021-1 Notes, the portfolio of loans held by ODAST III and pledged to secure the Series 2021-1 Notes was approximately $316 million.

The following table summarizes certain aspects of the Series 2021-1 Transaction:

	Class A	Class B	Class C	Class D
Initial Principal Amount	$200,842,000	$49,421,000	$29,210,000	$20,527,000
Fixed Interest Rate	1.59% per annum	2.28% per annum	2.97% per annum	4.94% per annum
Revolving Period (1)	Ends April 2024	Ends April 2024	Ends April 2024	Ends April 2024
Optional Prepayment	Beginning May 2023	Beginning May 2023	Beginning May 2023	Beginning May 2023
Final Maturity	May 2027	May 2027	May 2027	May 2027

____________________

(1)	The period during which a certain portion of collections received on the portfolio of loans held by ODAST III may be used to continue to purchase loans from OnDeck.

The Company’s ability to utilize the asset-backed securitization facility is subject to compliance with various requirements set forth in the documents governing the Series 2021-1 Transaction. Such requirements include:

Eligibility Criteria. In order for the Company’s loans to be eligible for purchase by ODAST III, they must meet all applicable eligibility criteria. Eligibility criteria include, among others, that the applicable loan is denominated in U.S. dollars, that the customer under such loan had a certain minimum OnDeck Score ® at the time of underwriting, that such loan was originated in accordance with OnDeck’s underwriting policies and that such loan is a legal, valid and binding obligation of the obligor under such loan.

Concentration Limits. The ODAST III collateral pool is subject to certain concentration limits that, if exceeded, could require ODAST III to add or maintain additional collateral to maintain required collateral levels. Concentration limits in respect of the Series 2021-1 Transaction include, among others, geography, industry, minimum OnDeck Score ®, time in business, original term and outstanding principal balance.

The Company’s ability to utilize the asset-backed securitization facility is also subject to compliance with various covenants and other specified requirements set forth in the documents governing the Series 2021-1 Transaction. The failure to comply with such covenants and requirements may result in the accelerated repayment of amounts owed with respect to the Series 2021-1 Notes, often referred to as an amortization event, events of default under the Base Indenture and/or the termination of the facility. Such requirements include:

Portfolio Performance Covenants. Portfolio performance covenants include, among others, requirements that the pool not exceed certain delinquency rates and that the weighted average loan yield and the weighted average excess spread on the collateral pool not be less than stated minimum levels. Excess spread is generally the amount by which the collections received by ODAST III and allocated to the 2021-1 Series on a pro rata basis during a collection period (primarily interest and recoveries) exceed the fees and expenses allocated to the 2021-1 Series during such collection period (including interest expense, servicing fees and charge-offs).

Other Requirements. Other requirements may include or relate to, among others, certain insolvency-related events, events constituting a servicer default, failure to make required payments or deposits, and events related to breaches of terms, representations, warranties or affirmative and restrictive covenants. Restrictive covenants, among other things, impose limitations or restrictions on ODAST III’s ability to pay dividends, redeem its membership interests, or the ability of ODAST III to incur additional indebtedness, make investments, engage in transactions with affiliates, sell assets, consolidate or merge, make changes in the nature of its business and create liens.

Following an amortization event with respect to the Series 2021-1 Notes, the collections on the collateral allocated to the 2021-1 Series are also applied to repay principal on the Series 2021-1 Notes. Following an event of default under the Base Indenture, the collections on collateral are also applied to repay principal on the Series 2021-1 Notes and other outstanding notes, if any, issued by ODAST III.

ODC is acting as servicer with respect to the small business loans held by ODAST III. If ODC defaults in its servicing obligations or fails to meet certain other covenants, an amortization event could occur and/or ODC could be replaced by a designated backup servicer or another replacement servicer.

The loans and other assets transferred by OnDeck to ODAST III are owned by ODAST III, are pledged to secure the payment of the notes issued by ODAST III, are assets of ODAST III and are not available to satisfy any of the Company’s obligations. Investors in the Series 2021-1 Transaction do not have direct recourse to the Company or OnDeck and the transaction is structured to be bankruptcy remote.

The Series 2021-1 Notes were not and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from, or a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Series 2021-1 Notes were offered only to qualified institutional buyers under Rule 144A and, other than with respect to the Class D Notes, to persons outside the United States pursuant to Regulation S under the Securities

Act. Credit ratings are opinions of the relevant rating agency. They are not facts and are not opinions of the Company. They are not recommendations to purchase, sell or hold any securities and can be changed or withdrawn at any time.

The foregoing description of the Series 2021-1 Transaction does not purport to be complete and is qualified in its entirety by reference to the Indenture, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2021.

ITEM 2.03CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information provided in Item 1.01 above is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibits are furnished as part of this Report on Form 8-K:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: May 10, 2021	By:	/s/ Sean Rahilly
Sean Rahilly
General Counsel & Secretary